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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors of Aerovox Incorporated:

We consent to the incorporation by reference in the Registration Statement (File No. 33-35029, 33-35030, 33-35031, 33-68940, 33-86092, 333-03693 and 333-11615)
on Form S-8 of Aerovox Incorporated of our report dated February 14, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

BY/S/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
April 16, 2001